Therapeutics MD, Inc. POS AM
Exhibit 23.2

Parks & Company, LLC
Certified Public Accountants & Consultants
1761 W. Hillsboro Boulevard, Suite 326
Deerfield Beach, FL 33442	Phone (954) 719-7569
www.parkscpas.com	Fax (954) 719-3704

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-185156) on form S-1 of Therapeutics MD, Inc. of our report dated February 28, 2012 relating to our audit of the December 31, 2010 financial statements of VitamedMD, LLC.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.

Parks & Company, LLC
Certified Public Accountants

Deerfield Beach, Florida
October 7, 2013